AGREEMENT REGARDING

DREYFUS JOINT INSURED BOND

                        AGREEMENT among The Dreyfus Fund Incorporated and certain other investment companies as to which The Dreyfus Corporation or any affiliate (“Dreyfus”) now acts as Investment Adviser, Sub-Investment Adviser and/or Administrator (individually, a “Fund” and, collectively, the “Funds”) and which are registered under the Investment Company Act of 1940, as amended (the “Act”).

WITNESSETH:

                        WHEREAS, the Funds are covered as joint insureds under a Fidelity Bond or Bonds (the “Bond”) which complies with Rule 17g-1 promulgated by the Securities and Exchange Commission under the Act (“Rule 17g-1”); and

                        WHEREAS, the Funds have entered into this Agreement to meet the requirements of paragraph (f) of Rule 17g-1;

NOW THEREFORE IT IS HEREBY AGREED:

                        1.         In the event that recovery is received under the Bond as a result of a loss sustained by two or more of the Funds, each Fund shall receive an equitable and proportionate share of said recovery, but said recovery shall at least equal the amount that each such Fund would have received had the Fund provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1.

                        2.         The Funds acknowledge and agree that, upon approval by the Funds’ respective Boards of Directors/Trustees, the amount of the Bond or the carriers issuing the Bond may be changed from time to time, and that any such change shall not affect the rights and obligations of the Funds under this Agreement.                         3.         Each Fund shall be responsible for paying its pro-rata share, based on the ratio of its assets to the assets of all of the Funds, of the premium payable in respect of the Bond.  The Funds acknowledge and agree that any new Fund added to the Bond or as a party to this Agreement will not be responsible for the foregoing amount incurred prior to the first Bond renewal following the addition of such Fund.

                        4.         The Funds agree that any registered investment company for which Dreyfus in the future becomes the Investment Advisor, Sub-Investment Advisor and/or Administrator added as a joint insured under the Bond may become a party to this Agreement upon the execution of a copy of this Agreement by its duly authorized officer and shall thereafter be deemed a “Fund” hereunder.

                        5.         This Agreement shall cease to apply to any Fund in respect of any loss that occurs after such Fund (i) ceases to be an investment company by order of the Securities and Exchange Commission pursuant to Section 8(f) of the Act, or (ii) ceases to be advised, sub-advised and/or administered by Dreyfus, and such Fund shall, at and after such time, cease to be a party to this Agreement for all purposes.

                        6.         This Agreement shall be binding upon and shall inure to the benefit of any successor company of any of the undersigned, or any company into which any of the undersigned may be merged or with which it may be consolidated.

                        7.         As to each Fund that is organized as a trust, this Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in her capacity as an officer of the Fund; the obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

                        IN WITNESS WHEREOF, the Funds listed on Schedule A have caused this Agreement to be executed by their respective officers, thereunto duly authorized as of the day and year written below.

/s/ Natalya Zelensky                                                                 Dated as of January 31, 2018

Natalya Zelensky

Vice President and Assistant Secretary

SCHEDULE A

Advantage Funds, Inc.

        Dreyfus Global Dynamic Bond Income Fund

        Dreyfus Global Multi-Asset Income Fund

        Dreyfus Global Real Return Fund

        Dreyfus Opportunistic Midcap Value Fund

        Dreyfus Opportunistic Small Cap Fund

        Dreyfus Strategic Value Fund

        Dreyfus Structured Midcap Fund

        Dreyfus Technology Growth Fund

Dreyfus Total Emerging Markets Fund

        Dynamic Total Return Fund
BNY Mellon Absolute Insight Funds, Inc.

        BNY Mellon Absolute Insight Multi-Strategy Fund

        BNY Mellon Insight Broad Opportunities Fund

        BNY Mellon Insight Core Plus Fund

BNY Mellon Funds Trust

        BNY Mellon Asset Allocation Fund

        BNY Mellon Bond Fund

        BNY Mellon Corporate Bond Fund

        BNY Mellon Emerging Markets Fund

        BNY Mellon Focused Equity Opportunities Fund

        BNY Mellon Government Money Market Fund

        BNY Mellon Income Stock Fund

        BNY Mellon Intermediate Bond Fund

        BNY Mellon International Appreciation Fund

        BNY Mellon International Equity Income Fund

        BNY Mellon International Fund

        BNY Mellon Large Cap Market Opportunities Fund

        BNY Mellon Large Cap Stock Fund

        BNY Mellon Massachusetts Intermediate Municipal Bond Fund

        BNY Mellon Mid Cap Multi-Strategy Fund

        BNY Mellon Municipal Opportunities Fund

BNY Mellon National Intermediate Municipal Bond Fund

        BNY Mellon National Municipal Money Market Fund

        BNY Mellon National Short-Term Municipal Bond Fund

        BNY Mellon New York Intermediate Tax-Exempt Bond Fund

        BNY Mellon Pennsylvania Intermediate Municipal Bond Fund

        BNY Mellon Short-Term U.S. Government Securities Fund

        BNY Mellon Small Cap Multi-Strategy Fund

        BNY Mellon Small/Mid Cap Multi Strategy Fund

        BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund

CitizensSelect Funds

        Dreyfus Prime Money Market Fund

        Dreyfus Institutional Preferred Treasury Securities Money Market Fund

Dreyfus Alcentra Global Credit Income 2024 Target Term Fund, Inc. (closed-end fund)

Dreyfus AMT-Free Municipal Cash Management Plus

Dreyfus AMT-Free New York Municipal Cash Management

Dreyfus Appreciation Fund, Inc.

Dreyfus BASIC Money Market Fund, Inc.

Dreyfus BNY Mellon Funds, Inc.

        Dreyfus Alternative Diversifier Strategies Fund

        Dreyfus Global Emerging Markets Fund

        Dreyfus Select Managers Long/Short Fund

        Dreyfus Yield Enhancement Strategy Fund

Dreyfus Bond Funds Inc.

        Dreyfus Municipal Bond Fund

Dreyfus Cash Management

The Dreyfus Fund Incorporated

Dreyfus Government Cash Management Funds

        Dreyfus Government Cash Management

        Dreyfus Government Securities Cash Management

Dreyfus Growth and Income Fund, Inc.

Dreyfus High Yield Strategies Fund (closed-end fund)

Dreyfus Index Funds, Inc.

        Dreyfus International Stock Index Fund

        Dreyfus S&P 500 Index Fund

        Dreyfus Smallcap Stock Index Fund

Dreyfus Institutional Liquidity Funds

        Dreyfus Treasury and Agency Liquidity Money Market Fund

Dreyfus Institutional Preferred Money Market Funds

        Dreyfus Institutional Preferred Money Market Fund

        Dreyfus Institutional Preferred Government Plus Money Market Fund

Dreyfus Institutional Reserves Funds

        Dreyfus Institutional Treasury Securities Cash Advantage Fund

        Dreyfus Institutional Treasury and Agency Cash Advantage Fund

        Dreyfus Institutional Preferred Government Money Market Fund

Dreyfus Intermediate Municipal Bond Fund, Inc.

Dreyfus International Funds, Inc.

        Dreyfus Emerging Markets Fund

Dreyfus Investment Grade Funds, Inc.

        Dreyfus Inflation Adjusted Securities Fund

        Dreyfus Intermediate Term Income Fund

        Dreyfus Short Term Income Fund

Dreyfus Investment Funds

        Dreyfus/Newton International Equity Fund

        Dreyfus Diversified Emerging Markets Fund

        Dreyfus/The Boston Company Small Cap Growth Fund

        Dreyfus/The Boston Company Small Cap Value Fund

        Dreyfus/The Boston Company Small/Mid Cap Growth Fund

        Dreyfus/Standish Global Fixed Income Fund

        Dreyfus Tax Sensitive Total Return Bond Fund
Dreyfus Investment Portfolios

        Core Value Portfolio

        MidCap Stock Portfolio

        Small Cap Stock Index Portfolio

        Technology Growth Portfolio

The Dreyfus/Laurel Funds, Inc.

        Dreyfus Bond Market Index Fund

        Dreyfus Core Equity Fund

        Dreyfus Disciplined Stock Fund

        Dreyfus Floating Rate Income Fund

        Dreyfus Institutional S&P 500 Stock Index Fund

        Dreyfus Opportunistic Fixed Income Fund

        Dreyfus Tax Managed Growth Fund

        General Treasury and Agency Money Market Fund

The Dreyfus/Laurel Funds Trust

        Dreyfus Equity Income Fund

        Dreyfus Global Equity Income Fund

        Dreyfus High Yield Fund

        Dreyfus International Bond Fund

Dreyfus Liquid Assets, Inc.

Dreyfus Manager Funds II

        Dreyfus Balanced Opportunity Fund

Dreyfus Midcap Index Fund, Inc.

Dreyfus Municipal Bond Infrastructure Fund, Inc.

Dreyfus Municipal Bond Opportunity Fund

Dreyfus Municipal Funds, Inc.

        Dreyfus AMT-Free Municipal Bond Fund

        Dreyfus High Yield Municipal Bond Fund

Dreyfus Municipal Income, Inc.

Dreyfus New Jersey Municipal Bond Fund, Inc.

Dreyfus New York AMT-Free Municipal Bond Fund

Dreyfus New York Tax Exempt Bond Fund, Inc.

Dreyfus Opportunity Funds

        Dreyfus Natural Resources Fund

        Dreyfus Strategic Beta Emerging Markets Equity Fund

Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.

Dreyfus California AMT-Free Municipal Bond Fund

Dreyfus Premier GNMA Fund, Inc.
        Dreyfus U.S. Mortgage Fund

Dreyfus Premier Investment Funds, Inc.

        Dreyfus Diversified International Fund

        Dreyfus Global Real Estate Securities Fund

        Dreyfus Large Cap Growth Fund

        Dreyfus Large Cap Equity Fund

Dreyfus Premier Short‑Intermediate Municipal Bond Fund

        Dreyfus Short‑Intermediate Municipal Bond Fund

Dreyfus Premier Worldwide Growth Fund, Inc.

        Dreyfus Worldwide Growth Fund

Dreyfus Research Growth Fund, Inc.

Dreyfus State Municipal Bond Funds

        Dreyfus Connecticut Fund

        Dreyfus Massachusetts Fund

        Dreyfus Pennsylvania Fund

Dreyfus Stock Funds

        Dreyfus International Small Cap Fund

        Dreyfus International Equity Fund

Dreyfus Stock Index Fund, Inc.

Dreyfus Strategic Municipal Bond Fund, Inc.

Dreyfus Strategic Municipals, Inc.

The Dreyfus Sustainable U.S. Equity Fund, Inc.

The Dreyfus Sustainable U.S. Equity Portfolio, Inc.

Dreyfus Tax Exempt Cash Management Funds

        Dreyfus AMT-Free Tax Exempt Cash Management

Dreyfus Treasury & Agency Cash Management

Dreyfus Treasury Securities Cash Management

Dreyfus Ultra Short Income Fund

Dreyfus Variable Investment Fund

        Appreciation Portfolio

        Opportunistic Small Cap Portfolio

        Government Money Market Portfolio

        Growth and Income Portfolio

        International Equity Portfolio

        International Value Portfolio

        Quality Bond Portfolio

General California Municipal Money Market Fund

General Government Securities Money Market Funds, Inc.

        General Government Securities Money Market Fund

        General Treasury Securities Money Market Fund

General Money Market Fund, Inc.

General Municipal Money Market Funds, Inc.

        General Municipal Money Market Fund

General New Jersey Municipal Money Market Fund, Inc.

General New York AMT-Free Municipal Money Market Fund

Strategic Funds, Inc.

        Dreyfus Active MidCap Fund

        Dreyfus Select Managers Small Cap Growth Fund

        Dreyfus Select Managers Small Cap Value Fund

        Dreyfus U.S. Equity Fund

        Global Stock Fund

        International Stock Fund